CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Advanced Technology Petroleum Corp., Inc., for the Quarter April 30, 2006, I, Joseph Blimline, Chief Executive Officer and Chief Financial Officer of Advanced Technology Petroleum Corp., Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such Quarterly Report on Form 10-QSB for the period ending April 30, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such Quarterly Report on Form 10-QSB for the period ended April 30, 2006 fairly represents in all material respects, the financial condition and results of operations of Advanced Technology Petroleum Corp., Inc.

Dated: December 13, 2006

Advanced Technology Petroleum Corp., INC.

By:	/s/ Joseph Blimline Chief Executive Officer and Chief Financial Officer